UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 17, 2004

PANAMERICAN BANCORP

(Exact name of registrant as specified in its charter)

Delaware	0-22911	65-032364
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3400 Coral Way, Miami, Florida 33451

(Address of Principal Executive Office) (Zip Code)

(305) 421-6800

(Registrant’s telephone number, including area code)

3475 Sheridan Street, Hollwood, Florida 33021

(Former Name or Former Address, If Changed Since Last Report.)

Item 3.03    Material Modifications to Rights of Security Holders.

On January 26, 2004, PanAmerican Bancorp, a Delaware corporation (the “Registrant”) issued 3,100 shares of our Series A preferred shares, in a private offering, to 5 shareholders for a total capital contribution of $3,100,000. Each Series A preferred share provides for an 8% per year non-cumulative cash dividend, payable semi-annually, at $1,000 per share par value.

On August 17, 2004, the Registrant called with the prior approval of banking regulators, all 3,100 Series A preferred shares at $1,000 par value per share. In addition to the payment of $3,100,000, the Registrant paid accrued interest of $123,994.52, for a total of $3,223,994.52.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PANAMERICAN BANCORP

Date: August 24, 2004	By:	/s/ MICHAEL E. GOLDEN
Michael E. Golden Chief Executive Officer and President

3